Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2006 RAIT Investment Trust earnings conference call. My name is Michele and I’ll be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question and answer session toward the end of today’s presentation. If at any time during the call you require assistance, please press star followed by zero and a coordinator will be happy assist you. As a reminder, this conference is being recorded for replay purposes.

When used in this conference call, the words believes, anticipates, expects, and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated or suggested by such statements. For further discussion of these risks and uncertainties, see RAIT’s filings with the SEC. Listeners are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. RAIT undertakes no obligation to publicly release the results of any revisions to forward-looking statements which may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

I would now like to turn the presentation over to your host for today’s call, Mrs. Betsy Cohen, Chairman and Chief Executive Officer . Please proceed, ma’am.

Betsy Cohen - RAIT Investment Trust — CEO

Thank you, Michele. And welcome to all of you, we’re delighted to be here today. I have with me Scott Schaeffer, President, and Ellen DiStefano, Chief Financial Officer, and we’re pleased to be reporting on a quarter in which we showed significant balance sheet growth and, as Scott will share with you in just a few minutes, both net and gross production that I think was the highest in our history by a wide margin.

Given the production this quarter, we’re on track to have gross production in the $800 million to $1 billion range. And we think that that shows the significant strength of our origination network. All of you know that there is competition in the field in which we find ourselves, so that for us to be able to continue to grow origination is, I think, a tribute to the origination program and relationships that we’ve built over the years.

As we take advantage of the changes in the financing in the marketplace and other opportunities, we run into an issue that we’ve run into before as we have looked for inefficient niches and inefficient places within our niche in the real estate financing market, which is really the categorization of income by GAAP. And it doesn’t always provide you with a clear picture of what we think our actual interest stream is and what the return is.

This quarter, it’s particularly significant because we’re in a transition in terms of gathering, transition is probably the wrong word, we’re in a period in which we are gathering or aggregating assets for a CDO which should be completed by the end of this quarter, probably during June, sort of early to mid-June is our best guess, although we’re shooting for the end of May. And so we are aggregating collateral. That means that we will have significant, a portion of the return that you’re used to seeing in the “Interest” line is actually in “Fees and Other”, because of the shift to originate loans where the fee is a significant portion of the income because it will be on our balance sheet, it won’t be off the balance sheet, but it will be within our portfolio, so to speak, for a very short period of time. So we should get the benefit of that turn in the assets even more quickly than we have turned in the past and, therefore, the value of the fee income is such that we’d structure our loans with that as a base form of compensation.

So if we were to look back, and we have been talking about, this is a shift in our model, if you look back over three quarters, that portion of the fee income which represents what we think of as additional income, has gone from $900,000 to $1.9 million in this quarter. If you add that back to the interest income line, you’ll see that it’s a pretty steady number. It’s a different way of looking at margin than some of you have traditionally done, but I think it’s more reflective and perhaps we’ll break it out for you in ongoing quarters. But it’s more reflective of what we think the returns are on a recurring basis.

One of the elements of the current marketplace that we think we can take advantage of is the vastness of the CDO financing, which, as you know, we have been looking at and trying to figure out how to make our business model appropriate in a sense for the kind of financing which is so current in the marketplace. This is not CMBS financing, which is the origination of 10-year thinly priced loans and , on the other hand, it’s not the origination only of Bridge and Mezzanine loans. So there’s a midpoint in between and that’s the kind of financing that we’re focusing on.

In order to execute this strategy appropriately, we think that we need to add, either by building or by buying, as they say, CDO expertise so that we can do what we do well and continue to do that, which is originate the paper and comb through the credit. On that score, I’ll talk in a little while about one loan that we talk about every quarter. But also, look for the kind of what we think of as deep expertise to make the borrowing costs as low as possible and the structure as friendly to our origination sources as we can make it and as differentiated. You know that’s been a continuing strategy of ours. Along these lines, we are currently talking with, both on the build and the buy side, we’re talking with a group that possibly could join us that would bring that expertise to us internally. But we are also in significant discussions with a group, a company with whom we could combine, that has very deep expertise in this field but is not competitive with us in terms of the baseline of business in which we are. They have a different line of business in which they have expertise, in addition to the CDO business. So we are continuing to have those conversations and discussions. We’re not at a point where we could announce an agreement in principle, but when we’re at that place, we certainly will do so and identify our partner.

We continue to work very hard at maintaining what we think of as a pristine credit history, and, to that end, we have finally disposed, or it should close next week, Scott?

Scott Schaeffer - RAIT Investment Trust — President, COO

Next week.

Betsy Cohen - RAIT Investment Trust — CEO

Next week, we should be closing on a property known as Carter Oak, I’m sorry. When is Carter Oak —

Scott Schaeffer - RAIT Investment Trust — President, COO

June 15th.

Betsy Cohen - RAIT Investment Trust — CEO

June 15th, sorry. Carter Oak. And the disposition should result in an increase in income that we estimate to be about $0.02 a year per share. As you know, and that property shows up now in discontinued operations. The other property that shows up in discontinued operations, we discussed on the call last quarter and that is 1900 Market Street which does close next week. And there, as we discussed in the last call, the income per share should increase from its current level with that as a property without depreciation at $0.12 per share although I think in GAAP we only see maybe $0.06 a share.

Ellen DiStefano - RAIT Investment Trust — CFO

$0.10.

Betsy Cohen - RAIT Investment Trust — CEO

$0.10 a share, sorry, to in the area of $0.15 to $0.17 a share when those funds which are coming back to us which amount to approximately $32 million are fully deployed, which should take us no more than a quarter. So, we look forward to increasing income through these dispositions in those two ways. I think the only other thing that I would mention about the quarter before I ask Scott to describe the portfolio is that we had a timing, I’d call it an issue, but it’s not really an issue, we had sort of a timing mismatch in this quarter where repayments were primarily in the first month of the quarter and virtually all of the loan closings, new loan closings, were in the second 2 months almost evenly spread. So that adds to a little bit of margin compression which we don’t necessarily see in every quarter. With that, I’d like to ask Scott to share with us the nature of the portfolio.

Scott Schaeffer - RAIT Investment Trust — President, COO

Thank you, Betsy. At March 31, 2006, our loans receivable and investments in real estate were $1.047 billion as compared to $903 million at December 31, 2005. This is an increase of $144 million or 16% during the first quarter. Our gross loan originations were $226 million, and originations net of prepayments were $140 million during the quarter, as compared to average gross production of $154 million, average net production of $61 million per quarter during the calendar year 2005. Origination programs during the first quarter accounted for 70% of total loan production. As far as the portfolio goes, at March 31st, it was 42% multifamily, 32% office, 14% retail, and 12% other assets. The geographic mix was largely unchanged at March 31st from the prior quarter: 25% in the mid-Atlantic, 40% central, 24% in the southeast, 7% west and 4% in the northeast. The portfolio now consists of 136 loans and property investments as compared to 120 at December 31, 2005. Our occupancy rates are largely unchanged from the prior quarter and the pipeline continues to grow and we’re still closing between 20% to 25% of the pipeline on a quarterly basis.

Betsy Cohen - RAIT Investment Trust — CEO

Thanks, Scott. I think that, at this time, Michele, I’d like to open the floor to questions.

QUESTION AND ANSWER

Operator

Thank you, ma’am. Ladies and gentlemen, if you wish to ask a question, please press star followed by 1 on your touch-tone telephone. If your question has been answered or you wish to withdraw your question, please press star followed by 2. Questions will be taken in order received. And just as a reminder, that is star 1 if you wish to ask a question. And our first question comes from the line of Bob Napoli of Piper Jaffray. Please proceed.

Bob Napoli - Piper Jaffray — Analyst

Good morning.

Betsy Cohen - RAIT Investment Trust — CEO

Hi, Bob, how are you?

Bob Napoli - Piper Jaffray — Analyst

Very good. How are you, Betsy? I think the longest introduction on the call that we’ve ever had.

Betsy Cohen - RAIT Investment Trust — CEO

I finally had something to say, right?

Bob Napoli - Piper Jaffray — Analyst

What’s going on? I guess I’d like to understand a little bit more the direction of the model and the use of the CDO and the leverage. There’s a lot going on here.

Betsy Cohen - RAIT Investment Trust — CEO

And, Bob, I just want to stop you at that point because I’m not sure that we have answers for all those questions. This is a work in progress. What we’re trying to give you is a strategic overview and update on where we are in our discussions, both as it relates to a combination and as it relates to bringing in internal folks, but give you a sense that the leverage that you’ve been encouraging us to increase will in fact increase and increase beyond what we had anticipated being the leverage at the end of 2006, which we have been discussing with you, which is about 1 to 1 and we’re making steady progress toward that, but should, and I say at the end of 2006 if we complete a combination by the end of 2006. And that’s what’s, I think, in your, that’s the underpinning of your question.

Bob Napoli - Piper Jaffray — Analyst

Yes, I guess but in increasing leverage I guess my hope is also that we’ll see an increase in return on equity.

Betsy Cohen - RAIT Investment Trust — CEO

Yes. That’s the anticipated goal.

Bob Napoli - Piper Jaffray — Analyst

I’m hoping that if you get your leverage up to that level, the ROE goes to 15%, but right now we’re seeing kind of a steady ROE.

Betsy Cohen - RAIT Investment Trust — CEO

Yes. Well, the strategic moves that we’re making have that as a goal.

Bob Napoli - Piper Jaffray — Analyst

The CDO, Betsy, generally, CDO’s are leveraged, the majority of CDO’s that I’ve seen are leveraged, comfortably more than 1 to 1.

Betsy Cohen - RAIT Investment Trust — CEO

Yes, I said if we have this combination we will be leveraged more than 1 to 1. I was trying to give a benchmark for our prior conversations.

Bob Napoli - Piper Jaffray — Analyst

And how about the CDO you’re doing now? What does that do for the — what will that specific CDO be leveraged at?

Betsy Cohen - RAIT Investment Trust — CEO

Well, without answering that specifically, I can tell you that that’s built into our plan to get to 1 to 1. So that’s baked into what we’ve been talking about.

Bob Napoli - Piper Jaffray — Analyst

Now, on the fee income line, is it then, should we anticipate the $1.9 million of fee income that you had this quarter, is going to be, as long as you’re originating and growing that you’re going to be structuring more products so that the fee income we saw this quarter, the $5.5 million is not an unusual level, then, of fee income the way you’re structuring your loans we should see much more fee income more in line with what we saw in the first quarter?

Betsy Cohen - RAIT Investment Trust — CEO

You’re focusing now on the $1.9 million?

Bob Napoli - Piper Jaffray — Analyst

Yes, the $1.9 million which I guess is imbedded within the $5.6 million fee income and other.

Betsy Cohen - RAIT Investment Trust — CEO

Yes. You’re talking about that as opposed to the gross number. Well, yes. I mean, the intent of the program is to use that fee income although it’s a structuring device, as part of our return, and so we think of it as additional interest. And so you might think about it that way as well.

Bob Napoli - Piper Jaffray — Analyst

So this quarter’s level, then, is not, the $5.6 million is not far above what you would expect to be a normal level of fee —

Betsy Cohen - RAIT Investment Trust — CEO

You were asking I think specifically about the $1.9 million which I broke out for you as additional interest. That’s what I thought you were asking.

Bob Napoli - Piper Jaffray — Analyst

Yes, then I was taking it to a little bigger picture with the $5.6 million. What is in that number that you would view as nonrecurring?

Betsy Cohen - RAIT Investment Trust — CEO

Well, it’s nonrecurring income is nonrecurring. We tried to, although it recurs every quarter for us, and we do, in fact, try to make that, although it is in fact lumpy at times, as over the course of a year or four quarters, show growth over the prior four quarters. So whether each and every quarter will show growth, we’ve never said that. But we asked you, we are breaking out a piece of it which we think will be growing.

Bob Napoli - Piper Jaffray — Analyst

Right.

Betsy Cohen - RAIT Investment Trust — CEO

And we’re saying to you that the rest of it, as always, we really have to look at over four quarters.

Bob Napoli - Piper Jaffray — Analyst

Okay. Now, it sounds like you’re originating more B notes now, to fit into the CDO’s?

Betsy Cohen - RAIT Investment Trust — CEO

No. No.

Bob Napoli - Piper Jaffray — Analyst

Versus mezzanine?

Betsy Cohen - RAIT Investment Trust — CEO

We’re not, no.

Bob Napoli - Piper Jaffray — Analyst

So it’s somewhere between B notes and Mezzanine, Bridge loans, somewhere in between there is a bigger — I mean, I don’t understand.

Betsy Cohen - RAIT Investment Trust — CEO

Well, if you include in Mezzanine loans preferred equity and all the things we’ve always included in Mezzanine loans, we’re doing a combination, and it’s very consistent with our prior history, of 60% Bridge loans and 40% this Mezzanine category, but not B loans and not loans that are not underwritten by us and none of that stuff.

Bob Napoli - Piper Jaffray — Analyst

Okay. Okay. Thank you very much.

Betsy Cohen - RAIT Investment Trust — CEO

Thank you.

Operator

And as a reminder, ladies and gentlemen, that is star 1 if you wish to ask a question. And at this time, Mrs. Cohen, our next question is a follow-up question from the line of Bob Napoli, please proceed.

Betsy Cohen - RAIT Investment Trust — CEO

Once more.

Bob Napoli - Piper Jaffray — Analyst

A lot more going on. There should be more people asking questions.

Betsy Cohen - RAIT Investment Trust — CEO

You ask such good questions that they get their answers. Yes.

Bob Napoli - Piper Jaffray — Analyst

The salaries, this quarter, the compensation salaries were up comfortably. Is that in line with building towards the kind of the transitioning strategy of the company? Or is there something unusual in the salaries and comp line this quarter?

Betsy Cohen - RAIT Investment Trust — CEO

I think there was an accrual actually for my retirement, which was unusual in this quarter. And I just happen to be approaching my 65th birthday. So it was a catch-up number. Nobody could believe that I was coming, that I was going to be 65.

Bob Napoli - Piper Jaffray — Analyst

Did I miss an announcement here somewhere?

Betsy Cohen - RAIT Investment Trust — CEO

No, you didn’t. I’m saying, but, you know, there’s an estimate that’s made on an ongoing basis. If you take a look in the tally sheets in the proxy, you’ll see it broken out for 2005. And this was just an estimated catch-up number.

Bob Napoli - Piper Jaffray — Analyst

Okay.

Betsy Cohen - RAIT Investment Trust — CEO

And that’s really the whole difference between, it’s the whole difference between the prior quarter and this quarter.

Bob Napoli - Piper Jaffray — Analyst

Okay. Scott, I was wondering, can you give an update on the competitive environment that you’re seeing? And maybe a little bit of elaboration on the differences in what you’re originating, what you’ve trended to from what you were originating a year or 2 ago?

Scott Schaeffer - RAIT Investment Trust — President, COO

Sure, Bob. Well, I think that we’re originating a lot of the same loans that we originated a year ago. We really haven’t changed our focus at this point. There is some more competition. For a long time, it was a segment of the market that was underserved, to our benefit. But it’s a huge market and we still think there’s a lot of opportunity in it. The one downside of the increased competition is that it does compress the margins. I think everyone to a certain extent is feeling that pain.

Bob Napoli - Piper Jaffray — Analyst

Sure.

Scott Schaeffer - RAIT Investment Trust — President, COO

But as I said, it’s a young market. It’s a big market. So we still think there’s plenty of opportunity there. And we haven’t had to change the types of deals that we’re doing. We’re still doing the same Bridge loans, Mezzanine loans, that we were doing 1, 2, and 3 years ago.

Betsy Cohen - RAIT Investment Trust — CEO

The origination platform, Bob, I would just take this opportunity to reinforce that, is very strong. And I know that you have said in a note someplace which I just don’t have in front of me, that you’re always, amazed is too strong, but that you’re pleased by our ability to continue to grow our originations and grow the balance sheet in light of increased competition.

Bob Napoli - Piper Jaffray — Analyst

Yes. And I guess, what I do want to see with that, though, as well, as I understand is your goal to do is to see that ROE move up a little bit as well. And I just wondering what do you think is the right ROE for this business?

Betsy Cohen - RAIT Investment Trust — CEO

I don’t know that I have an answer, a precise answer for that question. But I certainly would be delighted to provide you with a range.

Bob Napoli - Piper Jaffray — Analyst

Okay.

Betsy Cohen - RAIT Investment Trust — CEO

And not at this minute.

Bob Napoli - Piper Jaffray — Analyst

But I would guess it’s a, it starts with where you’re at now, somewhere around where you are now but —

Betsy Cohen - RAIT Investment Trust — CEO

Sure. And we think a reasonable range is probably, in this marketplace, up to 16%.

Bob Napoli - Piper Jaffray — Analyst

Okay. That’s feasible. Thank you.

Betsy Cohen - RAIT Investment Trust — CEO

Thank you for your good questions.

Operator

And at this time, Mrs. Cohen, I’m showing we have no further audio questions.

Betsy Cohen - RAIT Investment Trust — CEO

Well, I thank Bob Napoli for asking the questions for all. His questions, as always, are good and cover a wide range of information or elicit a wide range of information. And I thank all of you for your patience in listening to what was the longest introduction that you’ve had. And again look forward to talking with you next quarter or sooner as our strategies mature. Thank you.

Operator

Ladies and gentlemen, thanks for your participation in today’s conference call. This does conclude your presentation and you may now disconnect. Have a great day.